Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

CREDIT SUISSE ASSET MANAGEMNT INCOME FUND, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)			$30,000,000(3)			N-2	333-259294	November 17, 2021	$2,781(3)
Total Offering Amounts						$30,000,000(2)(3)		$0
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$0

(1)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.
(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $30,000,000.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement unsold securities with an aggregate offering price of $30,000,000 (the “Unsold Securities”) that the Registrant previously registered for sale pursuant to a registration statement on Form N-2 (File No. 333-259294) initially filed by the Registrant with the Securities and Exchange Commission on September 3, 2021, as amended on November 16, 2021, and declared effective on November 17, 2021 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the amount of $2,781 relating to the Unsold Securities and paid filing fees in the amount of $20,394 relating to the rest of the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.